Finisar Reports Preliminary Third Quarter Financial Results

SUNNYVALE, CA -- 03/05/2007 -- Finisar Corporation (NASDAQ: FNSR), a technology leader in gigabit fiber optic solutions for high-speed data networks, today reported preliminary financial results for its third fiscal quarter ended January 28, 2007.

The Company is not providing detailed GAAP or non-GAAP financial results for the quarter at this time. The preliminary non-GAAP financial metrics presented below do not reflect any adjustments that may be needed as a result of the Company's voluntary review of its historical stock option grants and associated accounting and should be considered preliminary until such time as the Company files its quarterly report on Form 10-Q for the third quarter of fiscal 2007.

NON-GAAP FINANCIAL METRICS - THIRD FISCAL QUARTER ENDED JANUARY 28, 2007

--  Revenues of $107.5 million were approximately the same as in the prior quarter and up 16.3% from the third quarter of the prior fiscal year. These results compare to management's revenue guidance of $108-$112 million for the quarter.

--  Revenues continued to be impacted by excess inventories of short wavelength transceivers on hand at certain customers, primarily for SAN applications, and sales of those products were down $7.1 million from the previous quarter; however, sales of products for metro-telecom applications rose by a like amount in the third quarter.

--  Non-GAAP gross margins improved significantly in comparison to the first half of the fiscal year due to a favorable shift in the optics product mix toward 10Gig and metro-telecom applications. Non-GAAP gross margins exclude stock compensation expense and certain other charges, mostly of a non-cash nature.

--  Cash and short-term investments, plus other long-term investments which can be readily converted into cash, totaled $135.9 million at January
    28, 2007, up from $130.0 million at the end of last quarter. The Company has classified certain of its investments as long-term based on its intent to hold these securities until maturity, although they can be readily sold if required.
"We are disappointed that for the first time in 14 quarters our revenues did not grow sequentially," said Jerry Rawls, Finisar's President and CEO. "The culprits were excess inventory of short wavelength transceivers and 10G parts supply limitations. Nevertheless, we were pleased with the strong demand for our 10G, 40Gig, and metro-telecom products. Shipments of 10G and 40Gig products totaled $11.6 million in the third quarter, up 44% from the second quarter and more than double from one year ago. More importantly, the favorable shift in product mix helped us significantly improve our third quarter gross margins over both the first half of the year and the previous quarter."

NASDAQ LISTING UPDATE

As previously announced, on December 14, 2006, the Company received a Staff Determination letter from the Nasdaq Stock Market indicating that the Company was not in compliance with Nasdaq's continued listing requirements due to the delay in the filing of its quarterly report on Form 10-Q for the period ended October 29, 2006 and, therefore, that its common stock was subject to delisting from the Nasdaq Global Select Market. On February 15, 2007, the Company appeared before a Nasdaq Listing Qualifications Panel to present a plan for regaining compliance. The Panel has not yet rendered a decision. Pending the Panel's decision, Finisar's common stock will continue to be traded on the Nasdaq Global Select Market.

While the Company is committed to completing the voluntary review of its stock option grant practices as quickly as possible, it will not be able to complete this review in time to file by March 9, 2007 its quarterly report on Form 10-Q for the quarter ended January 28, 2007. As a result, the Company intends to file a Form 12b-25 with the Securities and Exchange Commission stating that it will be unable to file until its review has been completed.

CONFERENCE CALL

Finisar plans to review its preliminary third quarter results and discuss its current business outlook during a conference call for investors at 5:00 p.m. EST (2:00 p.m. PST) today, March 5, 2007. The call will be broadcast live over the Internet on the Investor Relations section of Finisar's web site, located at www.Finisar.com. To listen to the Webcast, interested investors are encouraged to log onto the broadcast at least 15 minutes prior to the call. Participating in the call will be Jerry Rawls, Finisar's President and CEO, and Steve Workman, Finisar's CFO.

SAFE HARBOR UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACTS OF 1995

The statements contained in this press release that are not purely historical are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding Finisar's expectations, beliefs, intentions, or strategies regarding the future. All forward-looking statements included in this press release are based upon information available to Finisar as of the date hereof, and Finisar assumes no obligation to update any such forward-looking statements. Forward-looking statements involve risks and uncertainties, which could cause actual results to differ materially from those projected. These risks include those associated with the rapidly evolving markets for Finisar's products and uncertainty regarding the development of these markets; Finisar's historical dependence on sales to a limited number of customers and fluctuations in the mix of customers in any period; ongoing new product development and introduction of new and enhanced products; the challenges of rapid growth followed by periods of contraction; and intensive competition. These risks and uncertainties also include the extent to which additional stock-based compensation expense will be recognized as a result of the ongoing review of the Company's stock option granting practices; the timing of the Company's filings relating to any restated financial information; the impact of any regulatory review of the disclosures in those documents; and the potential impact of related civil litigation. Further information regarding these and other risks relating to Finisar's business is set forth in Finisar's Annual Report on Form 10-K and other reports as filed with the Securities and Exchange Commission.

NON-GAAP FINANCIAL MEASURES

The Company provides supplemental information regarding the Company's operational performance on a non-GAAP basis which excludes various non-cash and cash charges, principally related to acquisitions, restructuring activities and financing transactions. Non-GAAP gross profit and non-GAAP net income (loss), as reported by the Company, give an indication of the Company's baseline performance before gains, losses or other charges that are considered by management to be outside of our core operating results. While non-GAAP financial measures are not in accordance with, or an alternative for, generally accepted accounting principles in the United States, the Company's management uses this information for the purpose of evaluating the Company's historical and prospective financial performance in the ordinary course of business. The Company believes that providing this information to its investors, in addition to the GAAP presentation, allows investors to better evaluate the Company's progress over time and its financial results in comparison to other companies with whom it competes.

ABOUT FINISAR

Finisar Corporation (NASDAQ: FNSR) is a technology leader for fiber optic components and subsystems and network test and monitoring systems. These products enable high-speed data communications for networking and storage applications over Gigabit Ethernet Local Area Networks (LANs), Fibre Channel Storage Area Networks (SANs), and Metropolitan Area Networks (MANs) using Fibre Channel, IP, SAS, SATA and SONET/SDH protocols. The Company's headquarters is in Sunnyvale, California, USA. www.finisar.com.

Contact:
Steve Workman
Chief Financial Officer
408-548-1000

Investor Relations
408-542-5050
investor.relations@Finisar.com